UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): February 5, 2021

KINDRED BIOSCIENCES, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-36225	46-1160142
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
1555 Bayshore Highway, Suite 200, Burlingame, California 94010
(Address of principal executive offices) (Zip Code)

(650) 701-7901
(Registrant’s telephone number, including area code)
N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.0001 par value	KIN	The NASDAQ Stock Market LLC
Preferred Stock Purchase Rights	KIN	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933(§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 5, 2021, the board of directors (the “Board”) of Kindred Biosciences, Inc. (“KindredBio”) appointed Nanxi Liu and Lyndon Lien, Ph.D., to serve as Class I directors of KindredBio, effective as of February 5, 2021, with each director having a term that expires at the 2023 annual meeting of stockholders. As a result of Ms. Liu and Dr. Lien's appointment, the authorized size of the Board was increased to eight members. There is no arrangement or understanding between Ms. Liu and any other person pursuant to which Ms. Liu was selected as a director. There is no arrangement or understanding between Dr. Lien and any other person pursuant to which Dr. Lien was selected as a director. There are no relationships between Ms. Liu and the Company or Dr. Lien and the Company that would require disclosure pursuant to Item 404(a) of Regulation S-K. Each of Ms. Liu and Dr. Lien is an independent director in accordance with the listing requirements of The NASDAQ Stock Market. Ms. Liu and Dr. Lien's compensation will be consistent with the compensation of KindredBio’s other non-employee directors. Ms. Liu shall serve on the Board's Audit Committee, and Dr. Lien shall serve on the Board's Nominating and Corporate Governance Committee.

In accordance with the previous announcement by Ernest Mario, Ph.D. of his intention to retire as a director upon the appointment of a replacement director, as reported on a Current Report on Form 8-K filed with the Securities and Exchange Commission on December 7, 2020, Dr. Mario retired from the Board on February 5, 2021. Dr. Mario will remain as an advisor to KindredBio for the remainder of 2021.

Lyndon Lien is Chief Executive Officer and co-founder of Qinotto, a biopharmaceutical company discovering and developing therapeutics for neurological diseases. Previously, he was Operating Partner at Pivotal bioVenture Partners, a life sciences venture capital firm. He was also Chief Executive Officer and co-founder of Balance Therapeutics, a rare cognition and sleep disorder biopharmaceutical company which he led from early preclinical development through Phase 2 clinical trials. Dr. Lien previously served in various strategy, business development, and operating roles at Elan, J&J, and McKinsey & Company. Dr. Lien received a PhD in Genetics and an AB from Harvard University, and an MBA from MIT Sloan School of Management.

Nanxi Liu is Chief Executive Officer and co-founder of Enplug, a digital display software company used by Fortune 500 companies, and was named one of Forbes 30 Under 30 and Fortune's 10 Most Promising Women Entrepreneurs. She also co-founded Nanoly Bioscience, a venture-backed biotech company that develops polymers that enable vaccines and other biologics to be stored without refrigeration. Ms. Liu serves on the board of directors of CarParts.com, on the Board of Advisors for Covington Capital Management, and on the California Department of Motor Vehicles’ New Motor Vehicle Board. She received a BS in Business Administration and BA in Political Economy from UC Berkeley.

Item 7.01    Regulation FD Disclosure.

A copy of the press release dated February 9, 2021 announcing the appointments of Ms. Liu and Dr. Lien is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information in Item 7.01 of this Current Report on Form 8-K shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Act of 1933, or the Securities Exchange Act of 1934, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01    Financial Statements and Exhibits.

Exhibit No.	Description
99.1	Press Release dated February 9, 2021, by Kindred Biosciences, Inc.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KINDRED BIOSCIENCES, INC.

Date: February 9, 2021	By: /s/ Richard Chin
Richard Chin, M.D.
Chief Executive Officer